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                            CONNER PERIPHERALS, INC.

                                  EXHIBIT 11.1

                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)
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                                                Twelve months ended December 31,
                                               ---------------------------------
                                                    1993        1992       1991
                                                  ------      ------     ------
Primary:

Weighted average shares outstanding               49,339      53,983     57,531

Net effect of dilutive
   stock options                                      --       1,259      1,332
                                                --------    --------    -------
    Total                                         49,339      55,242     58,863
                                                --------    --------    -------
Net income (loss)                              ($445,314)   $121,072    $92,492
                                                ========    ========    =======

Earnings/(loss) per share                         ($9.03)      $2.19      $1.57
                                                ========    ========    =======

Fully diluted:

Weighted average shares outstanding               49,339      53,983     57,531

Net effect of dilutive
   stock options                                      --       1,349      1,332

Assumed conversion of
   Subordinated Convertible Debentures                --      19,391      6,389
                                                --------    --------   --------
    Total                                         49,339      74,723     65,252
                                                --------    --------   --------
Net income/(loss)                              ($445,314)   $121,072    $92,492


Add Subordinated Convertible
   Debenture interest, net of income taxes            --      20,376      7,629
                                                --------    --------   --------
    Total                                      ($445,314)   $141,448   $100,121
                                                ========    ========   ========
Earnings/(loss) per share                         ($9.03)      $1.89      $1.54
                                                ========    ========   ========
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